      As filed with the Securities and Exchange Commission on June 8, 2000

                                                Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                        NEW JERSEY RESOURCES CORPORATION
             (Exact name of registrant as specified in its charter)

                    NEW JERSEY                       22-2376465
          (State or other jurisdiction of         (I.R.S. Employer
           incorporation or organization)        Identification No.)

                                1415 WYCKOFF ROAD
                                 WALL, NJ 07719
                     (Address of Principal Executive Offices
                               including Zip Code)

                        NEW JERSEY RESOURCES CORPORATION
                      LONG-TERM INCENTIVE COMPENSATION PLAN
                            (Full title of the Plan)

                                 OLETA J. HARDEN
               SENIOR VICE PRESIDENT, GENERAL COUNSEL & SECRETARY
                        NEW JERSEY RESOURCES CORPORATION
                                1415 WYCKOFF ROAD
                                 WALL, NJ 07719
                                 (732) 938-1480
            (Name, address and telephone number of agent for service)

================================================================================

                         CALCULATION OF REGISTRATION FEE

=========================================================================================


                                         Proposed        Proposed
                                         maximum         maximum
Title of                                 offering        aggregate         Amount of
securities to        Amount to be        price per       offering          registration
be registered        registered          unit            price             fee
-------------        ------------        ---------       ---------         ------------

Common Stock,        750,000(1)             (2)          $29,434,125(2)    $7,770.61
par value
$2.50 per share

=========================================================================================

(1) To be offered pursuant to the New Jersey Resources Corporation Long-Term Incentive Compensation Plan (the "Plan"). This Registration Statement also covers 750,000 Rights to purchase one one-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock, par value $100 per share (the "Rights") which are appurtenant to and trade with the Common Stock. Such indeterminate number of additional shares as may be distributed by the operation of the recapitalization provisions of the Plan is hereby also registered.

(2) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based upon (i) the aggregate exercise price of $38.81 with respect to 100,000 Awards previously granted under the Plan but not previously registered and (ii) an assumed price of $39.31 per share, the average of the high and low sale prices of the Registrant's Common Stock as reported on the New York Stock Exchange on June 1, 2000, with respect to shares of Common Stock that remain available for future Awards under the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Except as indicated below, the contents of the earlier registration statement, file number 333-59013, are incorporated by reference.

Item 5.     Interests of Named Experts and Counsel

            Oleta J. Harden, who is providing the opinion of counsel for this Registration Statement, is currently employed by the Company with the title of Senior Vice President, General Counsel & Secretary. Additionally, Ms. Harden has received stock options to purchase 28,686 shares of Common Stock under the terms of the Plan, and she is eligible to receive additional awards under the Plan in the future.

                                   SIGNATURES

       The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wall, State of New Jersey on the 5th day of June, 2000.

                                        NEW JERSEY RESOURCES CORPORATION

                                        By: /s/ Glenn C. Lockwood
                                           -------------------------------
                                           Glenn C. Lockwood
                                           Senior Vice President and
                                              Chief Financial Officer

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                        Title                                                 Date
----------                        -----                                                 ----


/s/ Laurence M. Downes            Chairman of the Board, President and Chief
---------------------------       Executive Officer (Principal Executive Officer)       June 5, 2000
Laurence M. Downes

/s/ Glenn C. Lockwood             Senior Vice President and Chief Financial Officer
---------------------------       (Principal Financial and Accounting Officer)          June 5, 2000
Glenn C. Lockwood

/s/ Nina Aversano                 Director                                              June 7, 2000
---------------------------
Nina Aversano

/s/ Lawrence R. Codey             Director                                              June 7, 2000
---------------------------
Lawrence R. Codey

/s/ Leonard S. Coleman            Director                                              June 7, 2000
---------------------------
Leonard S. Coleman

/s/ Joe B. Foster                 Director                                              June 7, 2000
---------------------------
Joe B. Foster

/s/ Hazel S. Gluck                Director                                              June 7, 2000
---------------------------
Hazel S. Gluck

/s/ James T. Hackett              Director                                              June 7, 2000
---------------------------
James T. Hackett

/s/ Lester D. Johnson             Director                                              June 7, 2000
---------------------------
Lester D. Johnson

/s/ Dorothy K. Light              Director                                              June 7, 2000
---------------------------
Dorothy K. Light

/s/ William H. Turner             Director                                              June 7, 2000
---------------------------
William H. Turner

/s/ Gary W. Wolf                  Director                                              June 7, 2000
---------------------------
Gary W. Wolf

/s/ George R. Zoffinger           Director                                              June 7, 2000
---------------------------
George R. Zoffinger


   * By: /s/ Oleta J. Harden
         -----------------------
         Oleta J. Harden
         Attorney-in-Fact

                                INDEX TO EXHIBITS

Exhibit No.                 Description of Exhibit
-----------                 ----------------------

4.1                         Restated Certificate of Incorporation of the
                            Company, as amended (incorporated by reference to Exhibit 3.1 to the Company's 1996 Form 10-K (SEC
                            File No. 1-8359)).

4.2                         By-Laws of the Company, as presently in effect
                            (incorporated by reference to the Company's Form
                            10-Q filed on February 10,2000).

4.3 Shareholder Rights Plan (incorporated by reference to the Company's Current Report on Form 8-K filed on August 2, 1996).

5                           Opinion of Oleta J. Harden as General Counsel of the
                            Company (filed herewith).

23.1                        Consent of Deloitte & Touche LLP (filed herewith).

23.2                        Consent of Oleta J. Harden (included in Exhibit 5).

24                          Powers of Attorney (filed herewith)

99                          New Jersey Resources Corporation Long-Term Incentive
                            Compensation Plan (As Amended, Effective October 1,
                            1999) (incorporated by reference to the Company's
                            Proxy Statement for the 2000 Annual Meeting).



                                       5